Exhibit 10.17

                        INTEL CORPORATION
               NONQUALIFIED STOCK OPTION AGREEMENT
              UNDER THE 2006 EQUITY INCENTIVE PLAN
(for options granted after May 17, 2006 under the standard option program)


1.   TERMS OF OPTION

     This Nonqualified Stock Option Agreement (this "Agreement"), the Notice of Grant of Stock Options delivered herewith (the "Notice of Grant") and the Intel Corporation 2006 Equity Incentive Plan (the "2006 Plan"), as such may be amended from time to time, set forth the terms of your option identified  in  the Notice of Grant.  As  used  herein,  the
     "Corporation"   shall   mean  Intel  Corporation   and   its
     Subsidiaries.

2.   SIGNATURE

     This option cannot be exercised until you sign this Agreement and return it to Intel Benefit Services. If you fail to sign this Agreement and return it to Intel Benefit Services within 180 days of the Grant Date, the option will be cancelled, except as determined by the Corporation in its sole discretion. Signing this agreement does not obligate you to exercise the option or purchase any shares.

3.   NONQUALIFIED STOCK OPTION

     This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and will be interpreted accordingly.

4.   OPTION PRICE

     The exercise price of this option (the "option price") is 100% of the market value of the common stock of Intel Corporation ("Intel"), $.001 par value (the "Common Stock"), on the date of grant, as specified in the Notice of Grant. "Market value" means the average of the highest and lowest sales prices of the Common Stock as reported by NASDAQ.

5.   TERM OF OPTION AND EXERCISE OF OPTION

     To the extent the option has become exercisable (vested) during the periods indicated in the Notice of Grant and has not been previously exercised, and subject to termination or acceleration as provided in this Agreement and the requirements of this Agreement, the Notice of Grant and the 2006 Plan, you may exercise the option to purchase up to the number of shares of the Common Stock set forth in the Notice of Grant. Notwithstanding anything to the contrary in
     Section 6 or Sections 8 through 11 hereof, no part of the option may be exercised after seven (7) years from the date of grant.

     The process for exercising the option (or any part thereof) is governed by this Agreement, the Notice of Grant and the 2006 Plan and by your agreements with Intel's stock plan administrator. Exercises of stock options will be processed as soon as practicable. The option price may be paid (a) in cash, (b) by arrangement with Intel's stock plan administrator which is acceptable to Intel where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares of the Common Stock issuable under the option to Intel, (c) by delivery of any other lawful consideration approved in advance by the Committee of the Board of Directors of Intel established pursuant to the 2006 Plan (the "Committee") or its delegate, or (d) in any combination of the foregoing. Fractional shares may not be exercised. Shares of the Common Stock will be issued as soon as practicable. You will have the rights of a stockholder only after the shares of the Common Stock have been issued. For administrative or other reasons, Intel may from time to time suspend the ability of employees to exercise options for limited periods of time.

     Notwithstanding the above, Intel shall not be obligated to deliver any shares of the Common Stock if such delivery is prohibited by the laws of the U.S. or your country of residence or employment. If such delivery is prohibited at the time that all or part of the option is exercised, then such exercise may be made only in accordance with Intel's "cashless exercise" procedure, to the extent permitted under the laws of the United States and your country of residence or employment.

     Notwithstanding anything to the contrary in this Agreement or the applicable Notice of Grant, Intel may reduce your unvested options if you change classification from a full-time employee to a part-time employee.

6.   LEAVES OF ABSENCE

     (a)   Except  as  expressly  provided  otherwise  in   this
           Agreement, if you take a personal leave of absence ("PLOA"), the option will be exercisable only to the extent and during the times specified in this Section 6:

          (1) If the duration of the PLOA is 365 days or less, you may exercise any part of the option that vested prior to the commencement of the PLOA at any time during the PLOA. If the duration of the PLOA is greater than 365 days, any part of the option that had vested prior to the commencement of the PLOA and that has not been exercised will terminate on the 365th day of the PLOA.

          (2)  If the duration of the PLOA is less than thirty (30) days:

               a. The exercisability of any part of the option that would have vested during the PLOA shall be deferred until the first day that you return to work (i.e., the date that the PLOA is terminated); and

               b. Any part of the option that had not vested at the commencement of the PLOA and would not have vested during the PLOA will vest in accordance with the normal schedule indicated in the Notice of Grant and shall not be affected by the PLOA.

          (3) If the duration of the PLOA equals or exceeds thirty (30) days, the exercisability of each part of the option scheduled to vest after commencement of the PLOA shall be deferred for a period of time equal to the duration of the PLOA. If you terminate employment after returning from the PLOA but prior to the end of such deferral period, you shall have no right to exercise any unvested portion of the option, except to the extent provided otherwise in Sections 9 through 11 hereof, and such option shall terminate as of the date that your employment terminates.

          (4)  If you terminate employment with the Corporation during a
               PLOA:

               a. Any portions of the option that had vested prior to the commencement of the PLOA shall be exercisable in accordance with Sections 8 through 11 hereof, as applicable; and

               b. Any portions of the option that had not vested prior to the commencement of the PLOA shall terminate, except to the extent provided otherwise in Sections 9 through 11 hereof.

     (b) If you take an approved Leave of Absence ("LOA") other than a PLOA under Intel Leave Guidelines, the vesting of your options shall be unaffected by such absence and will vest in accordance with the schedule set forth in the Notice of Grant.

7.   SUSPENSION OR TERMINATION OF OPTION FOR MISCONDUCT

     If you have allegedly committed an act of misconduct as defined in the 2006 Plan, including, but not limited to, embezzlement, fraud, dishonesty, unauthorized disclosure of trade secrets or confidential information, breach of fiduciary duty or nonpayment of an obligation owed to the Corporation, an Authorized Officer, as defined in the 2006 Plan, may suspend your right to exercise the option, pending a decision by the Committee (or Board of Directors, as  the
     case  may  be)  or  an Authorized Officer to  terminate  the option. The option cannot be exercised during such suspension or after such termination.



8.   TERMINATION OF EMPLOYMENT

     Except as expressly provided otherwise in this Agreement, if your employment by the Corporation terminates for any reason, whether voluntarily or involuntarily, other than death, Disablement (defined below), Retirement (defined below) or discharge for misconduct, you may exercise any portion of the option that had vested on or prior to the date of termination at any time prior to ninety (90) days after the date of such termination. The option shall terminate on the 90th day to the extent that it is unexercised. All unvested stock options shall be cancelled on the date of employment termination, regardless of whether such employment termination is voluntary or involuntary.

     For purposes of this Section 8, your employment is not deemed terminated if, prior to sixty (60) days after the date of termination from the Corporation, you are rehired by Intel or a Subsidiary on a basis that would make you eligible for future Intel stock option grants, nor would your transfer from Intel to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to Intel be deemed a termination of employment. Further, your employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which Intel or a Subsidiary is a party shall be considered employment for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are designated as an employee of a Subsidiary for purposes of this provision.

9.   DEATH

     Except as expressly provided otherwise in this Agreement, if you die while employed by the Corporation, the executor of your will, administrator of your estate or any successor trustee of a grantor trust may exercise the option, to the extent not previously exercised and whether or not vested on the date of death, at any time prior to 365 days from the date of death.

     Except as expressly provided otherwise in this Agreement, if you die prior to ninety (90) days after termination of your employment with the Corporation, the executor of your will or administrator of your estate may exercise the option, to the extent not previously exercised and to the extent the option had vested on or prior to the date of your employment termination, at any time prior to 365 days from the date of your employment termination.

     The option shall terminate on the applicable expiration date described in this Section 9, to the extent that it is unexercised.

10.  DISABILITY

     Except as expressly provided otherwise in this Agreement, following your termination of employment due to Disablement, you may exercise the option, to the extent not previously exercised and whether or not the option had vested on or prior to the date of employment termination, at any time prior to 365 days from the later of the date of your termination of employment due to your Disablement or the date of determination of your Disablement as described in this Section 10; provided, however, that while the claim of Disablement is pending, options that were unvested at termination of employment may not be exercised and options that were vested at termination of employment may be exercised only during the period set forth in Section 8 hereof. The option shall terminate on the 365th day from the date of determination of Disablement, to the extent that it is unexercised. For purposes of this Agreement, "Disablement" shall be determined in accordance with the standards and procedures of the then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, and in the event you are not a participant in a then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, "Disablement" shall have the same meaning as disablement is defined in the Intel Long Term Disability Plan, which is generally a physical condition arising from an illness or injury, which renders an individual incapable of performing work in any occupation, as determined by the Corporation.

11.  RETIREMENT

     For purposes of this Agreement, "Retirement" shall mean either Standard Retirement (as defined below) or the Rule of 75 (as defined below). Following your Retirement, the vesting of the option, to the extent that it had not vested on or prior to the date of your Retirement, shall be accelerated as follows:

     (a) If you retire at or after age 60 ("Standard Retirement"), you will receive one year of additional vesting from your date of Retirement for every five (5) years that you have been employed by the Corporation (measured in complete, whole years). No vesting acceleration shall occur for any periods of employment of less than five (5) years; or

     (b) If, when you terminate employment with the Corporation, your age plus years of service (in each case measured in complete, whole years) equals or exceeds 75 ("Rule of 75"), you will receive accelerated vesting of any portion of the option that would have vested prior to 365 days from the date of your Retirement.

     You will receive vesting acceleration pursuant to either Standard Retirement or the Rule of 75, but not both. Except as expressly provided otherwise in this Agreement, following your Retirement from the Corporation, you may exercise the option at any time prior to 365 days from the date of your Retirement, to the extent that it had vested as of the  date
     of your Retirement or to the extent that vesting of the option is accelerated pursuant to this Section 11. The option shall terminate on the 365th day from your date of Retirement, to the extent that it is unexercised.

12.  INCOME TAXES WITHHOLDING

     You will be subject to taxation in accordance with the tax laws of the country where you are resident or employed. If you are an U.S. citizen or expatriate, you may also be subject to U.S. tax laws. To the extent required by applicable federal, state, local or foreign law, you shall make arrangements satisfactory to Intel (or the Subsidiary that employs you, if your Subsidiary is involved in the administration of the 2006 Plan) for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares of the Common Stock. Intel shall not be required to issue shares of the Common Stock or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having Intel withhold a portion of the shares of the Common Stock that otherwise would be issued to you upon exercise of the option, or to the extent permitted by the Committee, by tendering shares of the Common Stock previously acquired.

13.  NON-TRANSFERABILITY OF OPTION

     You may not assign or transfer this option to anyone except pursuant to your will or upon your death to your beneficiaries. The transferability of options is subject to any applicable laws of your country of residence or employment.

14.  DISPUTES

     The Committee or its delegate shall finally and conclusively determine any disagreement concerning your option.

15.  AMENDMENTS

     The 2006 Plan and the option may be amended or altered by the Committee or the Board of Directors of Intel to the extent provided in the 2006 Plan.

16.  DATA PRIVACY

     You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Corporation for the exclusive purpose of implementing, administering and managing your participation in the 2006 Plan.

     You hereby understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number,  date  of
     birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the 2006 Plan ("Data"). You hereby understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the 2006 Plan, that these recipients may be located in your country or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the 2006 Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your options. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 2006 Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You hereby understand, however, that refusing or withdrawing your consent may affect your ability to participate in the 2006 Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.



17.  THE 2006 PLAN AND OTHER AGREEMENTS; OTHER MATTERS

     (a) The provisions of this Agreement and the 2006 Plan are incorporated into the Notice of Grant by reference. You hereby acknowledge that a copy of the 2006 Plan has been made available to you. Certain capitalized terms used in this Agreement are defined in the 2006 Plan.

          This Agreement, the Notice of Grant and the 2006 Plan constitute the entire understanding between you and the Corporation regarding the option. Any prior agreements, commitments or negotiations concerning the option are superseded.

          The grant of an option to an employee in any one year, or at any time, does not obligate Intel or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that Intel or any Subsidiary might make a grant in any future year or in any given amount.

     (b) Options are not part of your employment contract (if any) with the Corporation, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.

     (c) Notwithstanding any other provision of this Agreement, if any changes in the financial or tax accounting rules applicable to the options covered by this Agreement shall occur which, in the sole judgment of the Committee, may have an adverse effect on the reported earnings, assets or liabilities of the Corporation, the Committee may, in its sole discretion, modify this Agreement or cancel and cause a forfeiture with respect to any unvested options at the time of such determination.

     (d) Nothing contained in this Agreement creates or implies an employment contract or term of employment upon which you may rely.

     (e) To the extent that the option refers to the Common Stock of Intel, and as required by the laws of your country of residence or employment, only authorized but unissued shares thereof shall be utilized for delivery upon exercise by the holder in accord with the terms hereof.

     (f) Copies of Intel Corporation's Annual Report to Stockholders for its latest fiscal year and Intel Corporation's latest quarterly report are available, without charge, at the Corporation's business office.

     (g) Because this Agreement relates to terms and conditions under which you may purchase Common Stock of Intel, a Delaware corporation, an essential term of this Agreement is that it shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the option granted hereunder shall be brought in the state or federal courts of competent jurisdiction in the State of California.


By your signature below, you and Intel Corporation agree that the options identified in your Notice of Grant are governed by the terms of this Agreement, the Notice of Grant, and the 2006 Plan. You further acknowledge that you have read and understand the terms of the options set forth in this Agreement.

FAILURE TO SIGN AND RETURN WITHIN 180 DAYS OF THE GRANT DATE WILL
RESULT  IN  CANCELLATION OF THE OPTIONS (SEE SECTION  2  OF  THIS
AGREEMENT).

INTEL CORPORATION and

-------------------           ---------------          -----------
Signature                     Employee Name            Date


----------                    ---------------
WWID                          Grant Number